EXHIBIT 10.5

EXECUTION VERSION

[Information indicated with brackets has been excluded from this exhibit because it is not material and would be competitively harmful if publicly disclosed]

PMT ISSUER TRUST – FHLMC SAF

$150,000,000 Aggregate Maximum Principal Balance

PMT ISSUER TRUST – FHLMC SAF Advance Receivables Backed Notes, Series 2023-VF1 Variable Funding Notes

VARIABLE FUNDING NOTE PURCHASE AGREEMENT

August 10, 2023

Barclays Bank PLC

745 Seventh Avenue

New York, New York 10019

Sheffield Receivables Company LLC

c/o Barclays Bank PLC

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

PMT ISSUER TRUST – FHLMC SAF, a statutory trust organized under the laws of the State of Delaware (the “Issuer”), proposes to issue and sell to Sheffield Receivables Company LLC (“Sheffield” or the “Conduit Purchaser”) and Barclays Bank PLC (the “Committed Purchaser”, the “Administrative Agent” and the “Conduit Administrative Agent”, and the “Purchaser” shall mean the Committed Purchaser and the Conduit Purchaser, or both, as the context may require), a PMT ISSUER TRUST – FHLMC SAF Advance Receivables Backed Note, Series 2023-VF1, Class A-VF1 Variable Funding Note in an initial maximum principal amount equal to US$150,000,000 (the “Purchased Note”). The Purchased Note will be issued pursuant to that certain Series 2023-VF1 Indenture Supplement, dated as of August 10, 2023 (the “Indenture Supplement”) among the Issuer, Citibank, N.A., as indenture trustee (the “Indenture Trustee”), calculation agent, paying agent, custodian and securities intermediary, PennyMac Corp. (“PMC”), as servicer (in such capacity, the “Servicer”) and as administrator (in such capacity, the “Administrator”), and the Administrative Agent, to that certain Indenture, dated as of August 10, 2023 (as it may be amended, supplemented, restated, or otherwise modified from time to time and including any supplements, the “Indenture”). “Administrative Agent” shall include Barclays in its capacity as Conduit Administrative Agent, as the context may require. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Indenture.

Under that certain Receivables Sale Agreement, dated as of August 10, 2023 (as it may be amended, supplemented, restated, or otherwise modified from time to time, the “Receivables Sale Agreement”), between PMC and PMT SAF Funding, LLC, as depositor (the “Depositor”), PMC will transfer all of its right, title and interest in, to and under the Receivables to the Depositor. Under that certain Receivables Pooling Agreement, dated as of August 10, 2023 (as it may be amended, supplemented, restated, or otherwise modified from time to time, the “Receivables Pooling Agreement”), between the Depositor and the Issuer, the Depositor will transfer all of its right, title and interest in, to and under the Receivables to the Issuer. The Issuer, PMC, the Administrator and the Depositor are collectively referred to herein as “Transaction Parties” or individually, a “Transaction Party.” The Purchased Note is being offered and sold to the Purchaser without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom.

Section 1. Purchase of the Purchased Note. Subject to the conditions set forth in this Variable Funding Note Purchase Agreement (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement” and together with the Indenture, the Purchased Note, the Receivables Sale Agreement, the Receivables Pooling Agreement, the UK RR Securitization Side Letter, and any other documents necessary to effect the transactions contemplated hereby, the “Transaction Documents”) and in the Indenture, the Issuer agrees to issue and deliver to the Purchaser, and on the basis of the representations and warranties of the Issuer, the Depositor, the Administrator and PMC set forth in this Agreement and the other Transaction Documents, and subject to the terms and conditions set forth herein and therein, the Purchaser hereby agrees to purchase the Purchased Note on August 10, 2023 (the “Effective Date”) from the Issuer in accordance with the terms set forth herein. The Purchaser and any subsequent holder of the Purchased Note may be referred to herein as “Holder” or “Noteholder.”

Section 2. Closing. The Issuer, the Administrative Agent and the Purchaser agree that:

(a) A closing (the “Closing”) for the sale of the Purchased Note by the Issuer to the Purchaser shall be held beginning at 9:00 a.m., New York City time, on the Effective Date at the offices of Hunton Andrews Kurth LLP, 200 Park Avenue, New York, New York (the “Offices”), or at such other time, on such other date and at such other place as shall have been mutually agreed upon by PMC, the Depositor, the Issuer, the Administrative Agent and the Purchaser; and

(b) The purchase price for the Purchased Note shall be an amount equal to 100% of the Initial Note Balance for the Purchased Note, as specified in the Indenture.

(c) On the Effective Date, payment of the purchase price for the Purchased Note shall be made to the Issuer by wire or book entry transfer of same day funds to such account or accounts as the Issuer shall specify prior to the Effective Date or by such other means as the parties hereto shall agree prior to the Effective Date against delivery to or at the direction of the Holder of the Purchased Note. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Purchaser hereunder. The Issuer agrees to make a definitive certificate evidencing the Purchased Note available for inspection by the Purchaser at the Offices on or prior to the Effective Date.

(d) On the Effective Date, the Issuer shall cause the Indenture Trustee to deposit the amounts required to be deposited into the General Reserve Fund pursuant to the Indenture.

Section 3. Fundings.

(a) On the terms and subject to the conditions set forth in the Indenture (including but not limited to the Delayed Draw Date mechanics) and this Agreement, and in reliance on the covenants, representations and agreements set forth herein and therein, from time to time during the Revolving Period for the Purchased Note, the Administrator, on behalf of the Issuer, shall deliver to a Noteholder a VFN Note Balance Adjustment Request pursuant to Section 4.3(b) of the Indenture, requesting one or more fundings in respect of a VFN Principal Balance increase from the Holder(s) of the Purchased Note. Subject to the satisfaction of the Funding Conditions and the other terms and conditions set forth in this Agreement and in the Indenture, the Purchaser (so long as it is a Holder of all or a part of the Purchased Note) and any assignee who becomes a Holder of all or a part of the Purchased Note agrees to make each requested funding on the Funding Date for which it is requested in an amount equal to the product of (1) the aggregate amount of fundings requested by the Administrator, on behalf of the Issuer, for such Funding Date from the Holder(s) of the Purchased Note (to the extent such requested amount, if funded, would not cause the aggregate Note Balance of the Purchased Note to exceed its Maximum VFN Principal Balance), and (2) the percentage of the aggregate Note Balance of the Purchased Note held by such Holder.

(b) The Administrator, on behalf of the Issuer shall give notice to the Indenture Trustee and to each Holder of the Purchased Note of each request to fund a VFN Principal Balance increase with respect to such Purchased Note and of the amount of each Holder’s allocable portion thereof, no later than 3:00 p.m. New York City time two Business Days prior to any Interim Payment Date or Payment Date.

(c) Subject to the provisions of the Indenture and this Agreement, each Holder of the Purchased Note shall, by 12:00 p.m. New York City time on the proposed Funding Date of such VFN Principal Balance increase, remit to the Indenture Trustee via wire transfer pursuant to the wiring instructions set forth below, in immediately available funds, such Holder’s allocable portion of such VFN Principal Balance increase.

Citibank, N.A.

Acct Name: [**************************]

ABA # [***********]

Account Number: [********]

(d) After the Indenture Trustee’s receipt of such funds pursuant to Section 3(c), and upon satisfaction of the conditions precedent set forth in Section 3(e) below, the Indenture Trustee shall make such funds available to the Issuer in accordance with Section 4.3 of the Indenture.

(e) Notwithstanding anything to the contrary contained in this Agreement or in the Indenture, each funding of a VFN Principal Balance increase pursuant to this Section 3 and Section 4.3 of the Indenture shall be subject to the conditions precedent that all Funding Conditions set forth in the Indenture shall be satisfied.

(f) No later than two Business Days prior to the Determination Date for the Payment Date following each Interest Accrual Period, the Administrative Agent shall report to the Issuer, the Indenture Trustee and the Servicer, the Note Interest Rate in effect for the related Interest Accrual Period, which Note Interest Rate may, if the Cost of Funds Rate is determined pursuant to clause (b) of the definition of Cost of Funds Rate in the Indenture Supplement, contain an estimate for the remainder of such Interest Accrual Period; it being understood that any overpayment or underpayment resulting from such estimate will be accounted for in the following Interest Accrual Period.

Section 4. Representations, Warranties and Agreements. (I) Each of the Transaction Parties represents and warrants (solely as to itself) to, and agrees with, the Administrative Agent and the Purchaser on and as of the Effective Date and as of each Funding Date, as applicable, that:

(a) None of PMC, the Depositor or the Issuer or any affiliate (as defined in Rule 501(b) of Regulation D promulgated under the Securities Act) thereof has, directly or through any agent, sold, offered for sale, solicited offers to buy, or otherwise negotiated or taken any other action in respect of, nor will any of the foregoing, directly or through an agent, sell, offer for sale, solicit offers to buy, or otherwise negotiate or take any other action in respect of, any security (as defined in the Securities Act) which is or will be integrated (as such term is defined in Rule 502(a) of Regulation D promulgated under the Securities Act) with the sale of the Purchased Note hereunder;

(b) As of the date thereof, the information or materials, if any, provided in writing to the Purchaser or the Administrative Agent by PMC, the Depositor, the Issuer, or persons authorized by PMC, the Depositor or the Issuer did not and will not contain any untrue statement of a material fact or omit, taking into account all other information provided, to state a material fact or any fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(c) The Issuer (A) is duly organized, validly existing as a trust and in good standing under the laws of the State of Delaware, (B) has obtained all necessary licenses and approvals in each jurisdiction in which the ownership or lease of property or the conduct of its business requires such qualification, licenses or approvals and (C) has the requisite power and authority to own or hold its properties and to conduct the business in which it is engaged;

(d) The Depositor (A) is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, (B) has obtained all necessary licenses and approvals in each jurisdiction in which the ownership or lease of property or the conduct of its business requires such qualification, licenses or approvals and (C) has the requisite power and authority to own or hold its properties and to conduct the business in which it is engaged;

(e) PMC (A) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, (B) has obtained all necessary licenses and approvals in each jurisdiction in which the ownership or lease of property or the conduct of its business requires such qualification, licenses or approvals, except where such lack of qualification or good standing or the failure to obtain, maintain and preserve such licenses and approvals would not have a material adverse effect on the business, operations, assets or financial condition of PMC or the rights or interests of any Noteholder and (C) has the requisite power and authority to own or hold its properties and to conduct the business in which it is engaged;

(f) Each Transaction Party has the requisite power and authority to execute and deliver this Agreement, the Purchased Note, the Indenture and all other Transaction Documents and to perform its obligations hereunder and thereunder, in the case of each of the foregoing, to the extent that such Transaction Party is a party thereto;

(g) No Transaction Party (A) is in violation of its certificate of incorporation, certificate of formation, charter, memorandum of association, limited liability company agreement or by-laws, as applicable, or (B) is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement or lease to which it is a party or by which it or its properties may be bound, except, in the case of the items listed in this clause (B), where such violation or default would not have a material adverse effect on the business, operations, assets or financial condition of such Transaction Party or the rights or interests of any Noteholder. The execution and delivery by each Transaction Party of this Agreement and the other Transaction Documents to which it is a party and the incurrence by such Transaction Party of the obligations and consummation of the transactions herein and therein contemplated (a) will not conflict with, or constitute a breach of or default under, (x) its certificate of incorporation, certificate of formation, charter, memorandum of association, limited liability company agreement or by-laws, as applicable, or (y) any contract, indenture, mortgage, loan agreement or lease, to which it is a party or by which it or its properties may be bound or any law, administrative regulation or court decree of any governmental agency or body or any court having jurisdiction over it or any of its properties except, in the case of the items listed in this clause (y), where such conflict, breach or default would not have a material adverse effect on the business, operations, assets or financial condition of such Transaction Party or the rights or interests of any Noteholder and (b) will not result in or require the creation or imposition of any Lien on any of such Transaction Party’s properties or revenues (other than pursuant to the Transaction Documents).

(h) Each of the Transaction Documents (other than this Agreement) to which a Transaction Party is a party has, as of the Effective Date, been duly authorized and, when executed and delivered by such Transaction Party and assuming the due authorization, execution and delivery thereof by the other parties thereto, will constitute the legal, valid and binding obligation of such Transaction Party enforceable in accordance with its terms, and this Agreement has, as of the Effective Date, been duly authorized, executed and delivered by each Transaction Party, and constitutes the legal, valid and binding obligation of such Transaction Party enforceable in accordance with its terms, except, in each case, as enforcement thereof may be limited (i) by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting generally the enforcement of creditors’ rights, (ii) by general equitable principles or (iii) by applicable federal and state securities laws and public policy that may limit the application of indemnification provisions with respect to securities law matters;

(i) The Purchased Note has been duly authorized for issuance, offer and sale as contemplated by the Transaction Documents and, when authenticated by the Indenture Trustee and issued and delivered against payment of the purchase price therefor, will constitute legal, valid and binding obligations of the Issuer enforceable in accordance with its terms, except as enforcement thereof may be limited (i) by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting generally the enforcement of creditors’ rights, (ii) by general equitable principles or (iii) by applicable federal and state securities laws and public policy that may limit the application of indemnification provisions with respect to securities law matters;

(j) No consent, approval, authorization, order, registration or qualification of or with any court or any regulatory authority or other governmental agency or body having jurisdiction over any Transaction Party or any of its properties is required to be obtained or made for the issuance, offer or sale of the Purchased Note by the Issuer, on and as of the Effective Date, in accordance with the terms of this Agreement or for the consummation of the transactions contemplated by this Agreement and the other Transaction Documents, except for such consents, approvals, authorizations, orders, registrations or qualifications (i) as have been obtained, (ii) as may be required under state securities or blue sky laws in connection with the purchase of the Purchased Note by the Purchaser and any UCC financing statements required to be filed pursuant to the Transaction Documents or (iii) which the failure to obtain, give, take or make, as the case may be, would not have, individually or in the aggregate, (A) a material adverse effect on the business, operations, assets or financial condition of any Transaction Party or the rights or interests of any Noteholder or (B) prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or the Transaction Documents;

(k) Each Transaction Party possesses all material licenses, certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by it and none of the Transaction Parties has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authority or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the business, operations, assets or financial condition of such Transaction Party;

(l) There are no legal or governmental proceedings pending to which either the Depositor or the Issuer is a party or to which any property of the Depositor or the Issuer is subject, and to the best of its knowledge, no such proceedings are threatened by governmental authorities or threatened by others;

(m) There are no legal or governmental proceedings pending to which PMC or the Administrator is a party or to which any of PMC’s property is subject that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the business, operations, assets or financial condition of PMC or the rights or interests of any Noteholder, and to the best of PMC’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on the business, operations, assets or financial condition of PMC or the rights or interests of any Noteholder or seek to prevent, enjoin, alter or materially delay the transactions contemplated by this Agreement or the Transaction Documents;

(n) None of the Transaction Parties is, or upon the issuance of the Purchased Note, will be required to be registered as an “investment company” or a company “controlled” by a company required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”) under the Investment Company Act. The Issuer is not a “covered fund” (in reliance on Rule 3a-7 of the Investment Company Act) under the common rule entitled “Proprietary Trading and Certain Interests and Relationships with Covered Funds” (commonly known as the “Volcker Rule”) published in 79 Fed. Reg. 5779-5804 (Jan. 31, 2014);

(o) None of the Transaction Parties is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock and will not use any proceeds from the sale of the Purchased Note or any funding made by the Holder of the Purchased Note for such purpose. “Margin Stock” has the meaning specified in Regulation U of the Board of Governors of the Federal Reserve System and any successor regulations thereto, as in effect from time to time;

(p) All representations and warranties of each Transaction Party contained in each of the Transaction Documents are true and correct as of the Effective Date (provided that any representation made solely as of a prior date shall remain as of such date) and are hereby incorporated by reference as if each such representation and warranty were specifically made herein;

(q) Any taxes, fees and other governmental charges due and payable on or prior to the Effective Date (including, without limitation, sales taxes) in connection with the execution, delivery and issuance of this Agreement, the other Transaction Documents and the Purchased Note have been or will have been paid at or prior to the Effective Date;

(r) On and immediately after the Effective Date, each Transaction Party (after giving effect to the issuance of the Purchased Note and to the other transactions related thereto) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to any Transaction Party on any date of determination, that on such date (a) the fair market value of the property of such Transaction Party is greater than the total amount of liabilities, including, without limitation, contingent liabilities of such Transaction Party, (b) the present fair saleable value of the assets of such Transaction Party is not less than the amount that will be required to pay the probable liability of such Transaction Party on its debts as they become absolute and matured, (c) such Transaction Party does not intend to, and does not believe it will, incur debts or liabilities beyond such Transaction Party’s ability to pay such debts and liabilities as they mature and (d) such Transaction Party is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which such Transaction Party’s property would constitute unreasonably small capital; provided that in applying this definition, the amount of contingent liabilities of a Transaction Party at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability;

(s) Assuming the accuracy of the Purchaser’s representations herein and compliance with the terms of the Indenture, the Purchased Note is eligible for resale pursuant to Rule 144A and will not, at the Effective Date, be of the same class (as defined in Rule 144A) as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

(t) No Transaction Party nor any of their Affiliates nor any Person acting on its or their behalf has engaged or will engage in any directed selling efforts (as such term is defined in Regulation S under the Securities Act (“Regulation S”)) of the Purchased Note, and all such Persons acting on its or their behalf have complied and will comply, with respect to the offering of the Purchased Note, with the offering restrictions requirement of Regulation S to the extent applicable;

(u) No Transaction Party nor any of their Affiliates nor any other Person authorized by such Transaction Party to act on its or their behalf has engaged, in connection with the offering of the Purchased Note, in any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act;

(v) There are no securities of any Transaction Party registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or listed on a national securities exchange or quoted in a U.S. automated inter-dealer quotation system;

(w) The Issuer has not taken and will not take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act in connection with the offering of the Purchased Note;

(x) Since the date of the most recent audited consolidated balance sheet of the Administrator and its consolidated subsidiaries and the most recent audited consolidated statements of income and cash flows of the Administrator and its consolidated subsidiaries, there has been no material adverse change or any development involving a prospective material adverse change in the condition, financial or otherwise of any Transaction Party except for matters disclosed in the information and materials delivered to the Administrative Agent as described in Section 7(b) below;

(y) Except as could not reasonably be expected to have a material adverse effect on the business, operations, assets or financial condition of the Transaction Parties, none of the Transaction Parties or any ERISA Affiliate of any thereof has ever maintained, contributed to or incurred or assumed any legal obligation with respect to any Plan or Multiemployer Plan. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and the rulings issued from time to time thereunder. “Plan” means a Single Employer Plan or a Multiple Employer Plan. “Single Employer Plan” means a single employer plan (as defined in Section 4001(a)(15) of ERISA) that (a) is maintained for employees of PMC or any ERISA Affiliate and no Person other than PMC and the ERISA Affiliates or (b) was so maintained and in respect of which PMC, the Depositor, the Issuer or any of their ERISA Affiliates could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated. “Multiple Employer Plan” means a single employer plan (as defined in Section 4001(a)(15) of ERISA) that (a) is maintained for employees of PMC or any ERISA Affiliate and at least one Person other than PMC, the Depositor, the Issuer and their ERISA Affiliates or (b) was so maintained and in respect of which PMC, the Depositor, the Issuer or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated. “Multiemployer Plan” means a multiemployer plan (as defined in Section 4001(a)(3) or ERISA) to which PMC, the Depositor the Issuer or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions. “ERISA Affiliate” shall mean, with respect to any Person, (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as such Person; (ii) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person; or (iii) a member of the same affiliated service group (within the meaning of Section 414(n) of the Code) as such Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above;

(z) The Receivables are “general intangibles” as defined in the Uniform Commercial Code as in effect in the State of New York;

(aa) As of each Funding Date, each of the Additional Receivables will be a Facility Eligible Receivable;

(bb) None of the Transaction Parties nor any employees, directors, or officers of any Transaction Party, or to the knowledge of any Transaction Party, any of its agents or representatives or any subsidiary of any Transaction Party, is aware of, has taken, or will take any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”); and the Transaction Parties and their subsidiaries and Affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintained policies and procedures designed to ensure continued compliance therewith;

(cc) The operations of the Transaction Parties are conducted and, to their knowledge, have been conducted in all material respects in compliance with the applicable anti-money laundering statutes of all jurisdictions to which any Transaction Party is subject and the rules and regulations thereunder, including the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act) (collectively, the “U.S. Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Transaction Party with respect to the U.S. Anti-Money Laundering Laws is pending or, to the knowledge of any Transaction Party, threatened; and

(dd) None of the Transaction Parties nor any of their subsidiaries, nor, to their knowledge, any of their or their subsidiaries’ directors, officers, agents, subsidiaries or employees, is a Person that is, or is directly or indirectly owned or controlled by Persons that are (1) the subject of any economic, trade, financial or other sanctions laws, regulations, executive order or embargoes administered or enforced by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the U.S. Department of State, the United Nations Security Council, the European Union or His Majesty’s Treasury or any other governmental Authority with jurisdiction over the applicable Person (collectively, “Sanctions”) or (2) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions; including, without limitation, Crimea, Cuba, Iran, North Korea, Syria and the so-called Donetsk People’s Republic and Luhansk People’s Republic.

Section 5. Covenants of the Transaction Parties. Each of the Transaction Parties covenants with the Administrative Agent and the Purchaser as follows:

(a) Each Transaction Party, as to itself only, agrees with the Administrative Agent:

(i) for so long as the Purchased Note is outstanding and is a “restricted security” within the meaning of Rule 144(a)(3) under the Securities Act, to furnish to Holder(s) of the Purchased Note and prospective purchasers of the Purchased Note designated by such Holder(s), upon request of such Holder(s) or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, unless the Issuer is then subject to and in compliance with Section 13 or 15(d) of the Exchange Act (the foregoing agreement being for the benefit of the Holder(s) of the Purchased Note and prospective purchasers of the Purchased Note designated by such Holder(s));

(ii) to supply to the Administrative Agent, on a continuing basis, copies of all correspondence with, and information that such Transaction Party and its Affiliates make available to any Note Rating Agency, in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby;

(iii) not to, and to cause its Affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as such term is defined in the Securities Act) which, by reason of such actions, could reasonably be expected to be integrated with the sale of the Purchased Note in a manner which would require registration of the Purchased Note under the Securities Act;

(iv) not to, and to cause its Affiliates not to, authorize or knowingly permit any Person acting on their behalf to, solicit any offer to buy or offer to sell the Purchased Note by means of any form of general solicitation or general advertising within the meaning of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the offering and sale of the Purchased Note as contemplated by this Agreement; and

(v) in connection with the offering of the Purchased Note, to make its officers, employees, independent accountants and legal counsel reasonably available upon request by the Administrative Agent to obtain any information that the Administrative Agent or the Purchaser may reasonably consider necessary in connection with its undertakings hereunder, or which the Administrative Agent or the Purchaser may reasonably consider necessary in making an informed investment decision, to the extent PMC, the Depositor or the Issuer possesses such information or can acquire it without unreasonable effort or expense and can make such information available without divulging information that is not otherwise material and is deemed by PMC, the Depositor or the Issuer to be proprietary or confidential with respect to the business and operations of PMC, the Depositor or the Issuer.

(b) so long as the Purchased Note remains outstanding, to take such steps as shall be necessary to ensure that no Transaction Party becomes an “investment company,” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act;

(c) whether or not the transactions contemplated by this Agreement and the Transaction Documents are consummated, or this Agreement is terminated for any reason, PMC shall pay certain expenses in connection with the offering, including (i) the cost of preparation and printing of any documents in connection with the offering, purchase, sale and delivery of the Purchased Note; (ii) the fees, disbursements and expenses of counsel and accountants of the Depositor and the Issuer in connection with the consummation of the transactions contemplated by this Agreement; (iii) the cost of preparing one or more definitive notes representing the Purchased Note; (iv) the costs and charges of the Indenture Trustee and the Depositor and the Issuer and their counsel, and any transfer agent or registrar; and (v) all other reasonable costs and expenses not otherwise specifically provided for in this Section 5 incidental to the performance of the Administrative Agent’s or the Purchaser’s obligations hereunder, including, without limitation, the reasonable fees, disbursements and expenses of counsel to the Administrative Agent and the Purchaser;

(d) to cause the Issuer to cause the Indenture Trustee to deliver an authenticated instrument evidencing the Purchased Note having an aggregate maximum principal balance of $150,000,000;

(e) to permit the Administrative Agent, prior to the Effective Date, to ask questions of, and receive answers from, PMC, the Depositor and the Issuer concerning PMC, the Depositor and the Issuer and the Purchased Note and the terms and conditions of the offering of the Purchased Note and to obtain any information that the Administrative Agent or the Purchaser may consider necessary in connection with its undertakings hereunder, or which the Administrative Agent or the Purchaser may consider necessary in making an informed investment decision, to the extent PMC, the Depositor or the Issuer possesses such information or can acquire it without unreasonable effort or expense and can make such information available without divulging information that is not otherwise material and is deemed by PMC, the Depositor or the Issuer to be proprietary or confidential with respect to the business and operations of PMC, the Depositor or the Issuer;

(f) so long as the Purchased Note is outstanding, PMC will furnish additional information with respect to any publicly available filing made by PMC, the Depositor or the Issuer with a governmental or regulatory authority upon the reasonable request of the Administrative Agent, such information to be provided as soon as practicable, and solely to the extent not prohibited by applicable law, rule or regulation or any contractual obligation;

(g) PMC will maintain its computer records so that, from and after the Grant of the security interest under the Indenture, such computer records (including any back-up archives) that refer to any Receivables indicate that the Receivables are owned by the Issuer and pledged to the Indenture Trustee on behalf of the Noteholders. Indication of the Indenture Trustee’s interest in a Receivable shall be deleted from or modified on PMC’s records when, and only when, subject to the terms and provisions of the Consent, the Receivable has been paid in full or released from the lien of the Indenture pursuant to the Indenture;

(h) so long as the Purchased Note is outstanding, furnish to the Administrative Agent (to the extent not required to be furnished to the Administrative Agent by a party other than a Transaction Party):

(i) a copy of each certificate, report, statement, notice, financing statement or amendment thereof, financial information or other similar documentation furnished by or on behalf of any Transaction Party to the Indenture Trustee or any Note Rating Agency as required under the terms of the Indenture, the Indenture Supplement or any other Transaction Document, concurrently therewith, and promptly after receipt thereof, a copy of each notice, demand or other similar documentation received by or on behalf of any Transaction Party under any Transaction Document (other than any such item relating solely to one or more Series or Classes of Notes other than the Purchased Note);

(ii) the annual statements of compliance and the annual independent certified public accountant’s reports furnished to the Indenture Trustee pursuant to Section 3.3 of the Indenture, as soon as such statements and reports are furnished to the Indenture Trustee;

(iii) promptly after obtaining knowledge of the occurrence thereof, written notice of each Facility Early Amortization Event or Event of Default under and as defined in the Indenture or the Indenture Supplement or event that with the giving of notice or lapse of time or both would constitute such a Facility Early Amortization Event or Event of Default and describing such event and, if applicable, the steps, if any, being taken with respect thereto;

(iv) promptly after obtaining knowledge of the occurrence thereof, notice of any Servicer Termination Event with respect to any Servicing Contract or Designated Pool describing such event and, if applicable, the steps, if any, being taken with respect thereto;

(v) (x) within 90 days after the close of each fiscal year of PMC, beginning with the fiscal year ending December 31, 2023, the audited consolidated balance sheet of PMC and its consolidated subsidiaries as of the end of such fiscal year, and the related audited consolidated statements of income and cash flows of PMC and its consolidated subsidiaries for such fiscal year, accompanied by the opinion of nationally-recognized independent certified public accountants and (y) within 60 days after the close of each of the first three fiscal quarters of PMC, beginning with the fiscal quarter ending June 30, 2023, the unaudited consolidated balance sheet of PMC and its consolidated subsidiaries as of the end of such fiscal quarter, and the related unaudited consolidated statements of income and cash flows of PMC and its consolidated subsidiaries for such fiscal quarter prepared in accordance with GAAP;

(vi) promptly after any Responsible Officer of PMC obtains actual knowledge of any downgrade or withdrawal of the rating of any Indebtedness of PMC by any NRSRO, written notice thereof setting forth the indebtedness affected and the nature of such change;

(vii) promptly after any Responsible Officer of PMC obtains actual knowledge of any downgrade or withdrawal by any NRSRO of the rating of PMC as a “residential prime servicer” or “primary servicer” or the placement of any such rating by any NRSRO on “Credit Watch with negative implications” or any similar or equivalent status, written notice thereof setting forth the nature of such change;

(viii) such other information, documents, records or reports respecting (A) any Transaction Party, (B) the condition or operations, financial or otherwise, of any Transaction Party, (C) the Servicing Contracts, the Designated Pools, the related Mortgage Loans and the Receivables or (D) the transactions contemplated by the Transaction Documents, in each case, as the Administrative Agent may from time to time reasonably request;

(ix) in addition to Section 3.4 of the Indenture, the Servicer, on reasonable prior written notice (if prior to an Event of Default or Facility Early Amortization Event, of not less than five (5) Business Days, and during the continuation of an Event of Default or Facility Eligible Amortization Event, of not less than one (1) Business Day) from the Administrative Agent, shall permit any representative of the Administrative Agent or the Purchaser, including, without limitation, independent certified public accountants selected by the Administrative Agent or the Purchaser, during the Servicer’s normal business hours, and in a manner that does not unreasonably interfere with the Servicer’s conduct of its regular business, to examine all the books of account, records, reports and other papers of the Servicer relating to the Servicing Contracts, the Designated Pools, the related Mortgage Loans and the Receivables, to make copies and extracts therefrom, and to discuss the Servicer’s affairs, finances and accounts relating to the Servicing Contracts, the Designated Pools, the related Mortgage Loans and the Receivables with the Servicer’s officers, employees and independent public accountants (and by this provision the Servicer hereby authorizes the Servicer’s accountants to discuss with such representatives such affairs, finances and accounts), all at such times and as often as reasonably may be requested; provided that (i) the Servicer shall not be required to disclose or provide any information that it is prohibited from disclosing or providing by Applicable Law or contract (including the Freddie Mac Purchase Documents); (ii) any such Person seeking access to any information or documentation pursuant to this Section 5(h)(ix) shall and shall direct their respective representatives to hold in confidence all such information in accordance with Section 14.14 of the Indenture; and (iii) the Servicer shall be given reasonable prior notice of any meeting with its accountants and shall have the right to have its representatives present at any such meeting; provided, further, that (i) all reasonable out-of-pocket costs and expenses incurred by any of the Administrative Agent and the Purchaser shall be borne by the Purchaser and (ii) in the event that such rights are exercised (A) following a related Target Amortization Event, (B) following the occurrence of a Facility Early Amortization Event that has not been waived by, together, the Majority Noteholders of the Outstanding Notes of each Series, measured by Voting Interests, 100% of the VFN Noteholders and the Administrative Agent, (C) following the occurrence of an Event of Default that has not been waived by the Majority Noteholders of the Outstanding Notes of each Series, measured by Voting Interests, and the Administrative Agent, or (D) after a related Note Rating Agency has withdrawn its rating of any Class of Notes or (E) the rating of the Purchase Note has been below “investment grade” by such Note Rating Agency, all out-of-pocket costs and expenses incurred by any of the Administrative Agent and the Purchaser shall be borne by the Servicer (the Servicer shall be provided with commercially reasonable documentation of such costs and expenses prior to any such payment); provided, further, that no more than one examination hereunder by the independent certified public accountants selected by the Administrative Agent or the Purchaser may be conducted during any twelve-month period, unless (i) a Target Amortization Event, (ii) a Facility Early Amortization Event, that has not been waived by, together, the Majority Noteholders of the Outstanding Notes of each Series, measured by Voting Interests, and 100% of the VFN Noteholders, has occurred during such twelve-month period, (iii) an Event of Default has occurred that has not been waived by the Majority Noteholders of the Outstanding Notes of each Series, measured by Voting Interests, and the Administrative Agent during such twelve-month period, (iv) the Purchased Note has been downgraded below “investment grade” or its equivalent by any related Note Rating Agency (without regard to any supplemental credit enhancement) or any related Note Rating Agency shall have withdrawn its rating of the Purchased Note, in which case more than one examination by the independent certified public accountants selected by the Administrative Agent or the Purchaser may be conducted during a twelve-month period and such additional audits shall be at the Administrative Agent’s expense; and

(x) the Transaction Parties, on reasonable prior written notice (if prior to an Event of Default or Facility Early Amortization Event, of not less than five (5) Business Days, and during the continuation of an Event of Default or Facility Eligible Amortization Event, of not less than one (1) Business Day) from the Administrative Agent, shall permit the Administrative Agent, any of its Affiliates and consultants selected by the Administrative Agent, and in a manner that does not unreasonably interfere with any Transaction Party’s conduct of the Transaction Party’s regular business, to examine all the books of account, records, reports and other papers of such Transaction Party relating to the Servicing Contracts, Designated Pools, the related Mortgage Loans and the Receivables and all other information reasonably necessary for the Administrative Agent, any of its Affiliates or consultants selected by the Administrative Agent to develop a plan to allow a back-up or successor servicer to assume the servicing functions carried out by PMC; provided that (i) PMC shall not be required to disclose or provide any information that it is prohibited from disclosing or providing by Applicable Law or contract (including the Freddie Mac Purchase Documents); (ii) any such Person seeking access to any information or documentation pursuant this Section 5(h)(x) shall and shall direct their respective representatives to hold in confidence all such information in accordance with Section 14.14 of the Indenture; and (iii) the Servicer shall be given reasonable prior notice of any meeting with its accountants and shall have the right to have its representatives present at any such meeting; provided, further, that (i) all out-of-pocket costs and expenses incurred by the Administrative Agent in connection with such examination, including any fees of such consultants or Affiliates, shall be borne by the Administrative Agent and (ii) no more than one examination hereunder by the independent certified public accountants selected by the Administrative Agent or the Affiliates may be conducted during any twelve-month period, unless in each case (i) a Target Amortization Event, (ii) a Facility Early Amortization Event, that has not been waived by, together, the Majority Noteholders of the Outstanding Notes of each Series, measured by Voting Interests, and 100% of the VFN Noteholders, has occurred during such twelve-month period, (iii) an Event of Default has occurred that has not been waived by the Majority Noteholders of the Outstanding Notes of each Series, measured by Voting Interests, and the Administrative Agent during such twelve-month period, (iv) the rating the Purchased Note has been downgraded below “investment grade” or its equivalent by any related Note Rating Agency (without regard to any supplemental credit enhancement) or any related Note Rating Agency shall have withdrawn its rating of the Purchased Note, in which case (i) all out-of-pocket costs and expenses incurred by any of the Administrative Agent and the Purchaser shall be borne by the Administrator (the Administrator shall be provided with commercially reasonable documentation of such costs and expenses) and (ii) more than one examination by the independent certified public accountants selected by the Administrative Agent or its Affiliates may be conducted during a twelve-month period and such additional audits shall be at the Administrative Agent’s expense; and

(i) it will not directly or indirectly use the proceeds of the Purchased Note, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person, to fund activities of or business with any Person, or in any country or territory, or whose government, that at the time of such funding or facilitation, is the subject of Sanctions, or in a manner that would otherwise cause any Person to violate any Sanctions.

Section 6. Representations, Warranties, Covenants and Agreements of the Purchaser. The Purchaser hereby represents and warrants to PMC, the Administrator, the Depositor and the Issuer, and covenants and agrees with PMC, the Administrator, the Depositor and the Issuer as follows:

(a) This Agreement has been duly authorized, executed and delivered by the Purchaser and constitutes a legal, valid and binding instrument enforceable against the Purchaser in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting generally the enforcement of creditors’ rights or by general equitable principles or by applicable federal and state securities laws and public policy that may limit the application of indemnification provisions with respect to securities law matters;

(b) The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby (i) do not and will not violate any charter document or bylaw of the Purchaser or any order, injunction, ruling or decree by which the Purchaser is bound, (ii) do not and will not constitute a breach of or a default under any agreement, indenture, mortgage, lease, note, contract, instrument or arrangement to which the Purchaser is a party or by which the Purchaser or any of its property is bound, and (iii) do not and will not contravene or constitute a violation of any law, statute, ordinance, rule or regulation to which the Purchaser or any of its property is subject;

(c) The Purchaser is an “accredited investor” as defined in Rule 501(a)(1) under the Securities Act and a “qualified institutional buyer” as defined in Rule 144A under the Securities Act (a “QIB”) and a “qualified purchaser” as defined in the Investment Company Act.

(d) The Purchaser understands that the Purchased Note has not been registered under the Securities Act or registered or qualified under any state securities laws (collectively, “Securities Laws”). The Purchaser understands that none of the Transaction Parties are under any obligation to register the Purchased Note or make an exemption from registration available under applicable Securities Laws.

(e) The Purchased Note is being acquired by the Purchaser solely for its account and are not being purchased with a view to, or for resale in connection with, any distribution within the meaning of the Securities Act. The Purchaser will not resell or offer to sell the Purchased Note except in compliance with all applicable Securities Laws and in accordance with the terms of the Indenture.

(f) The Purchaser has not and will not solicit any offer to buy from or offer to sell to any person the Purchased Note unless it shall reasonably believe that at such time such person and each other person for whom such person is acting are QIBs.

(g) The Purchaser has not engaged in any form of general solicitation or general advertising in connection with acquiring the Purchased Note, and has not otherwise taken any action or failed to take any action that would require the Purchased Note to be registered.

(h) The Purchaser has only communicated or caused to be communicated and will only communicate or cause to be communicated, an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Purchased Note in circumstances in which section 21(1) of the FSMA does not apply to the Issuer.

(i) The Purchaser has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Purchased Note in, from or otherwise involving the United Kingdom (the “UK”).

(j) The Purchaser has not offered, sold or otherwise made available and will not offer, sell or otherwise make available the Purchased Note to any UK Retail Investor in the UK. For the purposes of this provision:

(i)	the expression “UK Retail Investor” means a person who is one (or more) of the following:

(A)

a retail client as defined in point (8) of Article 2 of Commission Delegated Regulation (EU) 2017/565, as if forms part of UK domestic law by virtue of the European Union (Withdrawal) Act 2018 (as amended, the “EUWA”) and as amended;

(B)

a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA (such rules and regulations as amended) to implement Directive (EU) 2016/97 where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014, as it forms part of UK domestic law by virtue of the EUWA and as amended; or

(C)	not a qualified investor as defined in Article 2 of Regulation (EU) 2017/1129, as it forms part of UK domestic law by virtue of the EUWA and as amended; and

(ii)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Purchased Note to be offered so as to enable an investor to decide to purchase or subscribe the Purchased Note.

(k) The Purchaser has not offered, sold or otherwise made available and will not offer, sell or otherwise make available the Purchased Note to any EU Retail Investor in the European Economic Area. For the purposes of this provision:

(i)	the expression “EU Retail Investor” means a person who is one (or more) of the following:

(A)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”);

(B)	a customer within the meaning of Directive EU 2016/97 (as amended), where that customer would not qualify as a professional client, as defined in point (10) of Article 4(1) of MiFID II; or

(C)	not a qualified investor, as defined in Article 2 of Regulation (EU) 2017/1129 (as amended); and

(ii)

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Purchased Note to be offered so as to enable an investor to decide to purchase or subscribe the Purchased Note.

Section 7. Conditions Precedent. The obligation of the Purchaser hereunder is subject to the accuracy in all material respects, on and as of the Effective Date, of the representations and warranties of the Transaction Parties contained herein (unless such representations and warranties are stated to be made as of another date, in which case such representations and warranties are true and correct as of such other date), to the accuracy in all material respects of the statements of the Transaction Parties and their respective officers made in any certificates delivered pursuant hereto, to the performance by the Transaction Parties of their obligations hereunder, and to each of the following additional terms and conditions:

(a) No stop order suspending the sale of the Purchased Note in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened;

(b) The Administrative Agent shall not have discovered and disclosed to any Transaction Party on or prior to the Effective Date that the information or materials, if any, provided in writing to the Purchaser or the Administrative Agent by PMC, the Depositor, the Issuer, or persons authorized by PMC, the Depositor or the Issuer contain an untrue statement of a fact which is material or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(c) All proceedings and other legal matters incident to the authorization, form and validity of each of the Transaction Documents, all consents, waivers and approvals necessary for the consummation of the transactions contemplated by the Transaction Documents shall have been obtained and shall be in full force and effect, and all other legal matters relating to the Transaction Documents and the transactions contemplated thereby, shall be reasonably satisfactory in all material respects to the Administrative Agent, and each Transaction Party shall have furnished to the Administrative Agent all documents and information that it or their counsel may reasonably request to enable them to pass upon such matters;

(d) The Depositor and the Issuer shall have been organized as “bankruptcy remote” special purpose entities;

(e) The Indenture shall have been duly executed and delivered by the Issuer and the Indenture Trustee, and the Purchased Note shall have been duly executed and delivered by the Issuer and duly authenticated by the Indenture Trustee;

(f) This Agreement shall have been duly executed and delivered by each party hereto and each other Transaction Document shall have been duly executed and delivered by each party thereto, including the Consent of Freddie Mac, and all of the conditions precedent to the effectiveness of each Transaction Document shall have been satisfied, and the Administrative Agent shall have received copies of all documents delivered, dated and signed at closing by the Issuer, PMC and the Depositor pursuant thereto;

(g) Subsequent to the execution and delivery of this Agreement and prior to delivery of, and payment of the purchase price of, the Purchased Note, there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, NYSE Amex Equities (formerly known as the American Stock Exchange) or the over-the-counter market, shall have been suspended or limited, or minimum prices shall have been established on any such exchange or market by the Securities and Exchange Commission, by any such exchange or by any other regulatory body or governmental authority having jurisdiction or (ii) any moratorium on commercial banking activities shall have been declared by federal or state authorities or (iii) an outbreak or escalation of any calamity, crisis, or hostilities involving the United States or a declaration by the United States of a national emergency or war or any other substantial national or international calamity or emergency or (iv) any material disruption in commercial banking, securities settlement or clearance services; or (v) a material adverse change in general economic, political or financial conditions or the effect of international conditions on the financial markets in the United States shall be such, the effect of which, in the case of this clause (v), is, in the judgment of the Administrative Agent, to make it impracticable or inadvisable to proceed with the sale or the delivery of the Purchased Note on the terms and in the manner contemplated by this Agreement;

(h) The Administrative Agent shall have received an opinion of Winston & Strawn LLP, special counsel to the Transaction Parties, dated as of or prior to the Effective Date and addressed to the Administrative Agent and the Purchaser, regarding, among other things, the enforceability of the Purchased Note, in form and substance satisfactory to the Administrative Agent and its counsel;

(i) The Administrative Agent shall have received an opinion of Winston & Strawn LLP, special counsel to PMC, dated as of or prior to the Effective Date and addressed to the Administrative Agent and the Purchaser, regarding the Investment Company Act, in form and substance satisfactory to the Administrative Agent and its counsel;

(j) The Administrative Agent shall have received an opinion of Winston & Strawn LLP, special counsel to the Transaction Parties, dated as of or prior to the Effective Date and addressed to the Administrative Agent and the Purchaser, regarding certain tax matters with respect to the Purchased Note in form and substance satisfactory to the Administrative Agent and its counsel;

(k) The Administrative Agent shall have received an opinion of Alston & Bird LLP, special counsel to the Issuer, dated as of or prior to the Effective Date and addressed to the Administrative Agent and the Purchaser, regarding, among other things, matters of Delaware law relating to the Issuer and enforceability of the Trust Agreement, in form and substance satisfactory to the Administrative Agent and its counsel; and

(l) The reasonable fees and expenses of counsel for the Administrative Agent, the Purchaser and the independent accountants shall have been paid in full.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Administrative Agent.

Section 8. Indemnification and Contribution.

(a) Without limiting any other rights that any Indemnified Party (as defined below) may have hereunder, under the Transaction Documents or under applicable law, PMC hereby agrees to indemnify the Administrative Agent, the Purchaser, the Purchaser’s partners, directors, officers, employees and agents, and each person, if any, who controls the Administrative Agent or the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, as applicable (each such Person, an “Indemnified Party” and collectively, the “Indemnified Parties”) from and against any and all damages, losses, claims, taxes, liabilities, obligations, penalties, actions, judgments, suits, costs, expenses and for all other amounts payable, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnification Amounts”) awarded against or incurred by any of them arising out of or as a result of a breach by PMC of its obligations under this Agreement, or any of the other Transaction Documents, any Servicing Contract, any Designated Pool or any of the transactions contemplated hereby or thereby, excluding, however, (x) Indemnification Amounts to the extent a final judgment of a court of competent jurisdiction holds that such Indemnification Amounts resulted from gross negligence or willful misconduct on the part of any Indemnified Party and (y) Indemnification Amounts to the extent the same includes losses in respect of Aggregate Receivables that are not collected on account of the assets of one or more of the Designated Pools failing to produce sufficient cash flow to repay the Aggregate Receivables arising under the related Servicing Contract; provided, however, that nothing contained in this sentence shall limit the liability of any Transaction Party or limit the recourse of any Indemnified Party for amounts otherwise specifically provided to be paid by PMC under the terms of this Agreement or any other Transaction Document. Without limiting the generality of the foregoing indemnification, PMC shall indemnify each Indemnified Party for Indemnification Amounts (including, without limitation, losses in respect of uncollectible Aggregate Receivables) relating to or resulting from:

(i) any representation or warranty made by PMC (or any officers, employees or agents of PMC) under or in connection with this Agreement or any other Transaction Document or any other, certificate, information or report delivered by any such person pursuant hereto or thereto, which, in each case, shall have been false or incorrect when made or deemed made;

(ii) the failure by PMC to comply with any applicable law, rule or regulation with respect to any Aggregate Receivable, or the nonconformity of any Aggregate Receivable with any such applicable law, rule or regulation or any failure of PMC, in its capacity as Servicer, to keep or perform any of its obligations with respect to any Servicing Contract or Designated Pool;

(iii) any failure of PMC to comply with or perform any term, provision, duty, covenant or other obligations in accordance with the provisions of this Agreement or the other Transaction Documents;

(iv) any investigation, litigation or proceeding related to or arising from this Agreement or the other Transaction Documents, the transactions contemplated hereby or thereby, the use of the proceeds of the Purchased Note by the Transaction Parties or any other investigation, litigation or proceeding relating to PMC in which any Indemnified Party becomes involved as a result of any of the transactions contemplated hereby or by the other Transaction Documents, its ownership of the Purchased Note or payments of amounts hereunder or thereunder, in all cases, however, only to the extent that any of the foregoing arises out of actions or inactions by PMC or any obligations of PMC under any Transaction Document;

(v) any attempt by any Person or any of its direct or indirect subsidiaries to void, rescind or set-aside any transfer of the Aggregate Receivables under the Receivables Sale Agreement or any payment thereunder under statutory provisions or common law or equitable action;

(vi) the failure as a result of any act or omission on the part of PMC to vest and maintain vested in the Indenture Trustee, on behalf of the Noteholders, an undivided first priority perfected security interest in the Collateral, free and clear of any Lien;

(vii) any reduction of the Aggregate Receivables due to (A) Liens being created by or through PMC, whether existing at the time of transfer of the Aggregate Receivables or any time thereafter or (B) any failure to file, or any delay in filing, on the part of PMC, any financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to the Aggregate Receivables;

(viii) the failure of any Receivable included in a report delivered by PMC pursuant to Section 3.2 of the Indenture for a Series as a Facility Eligible Receivable to be a Facility Eligible Receivable at the time so included; or

(ix) any dispute, claim, setoff or defense to the payment of any Receivable included in the Aggregate Receivables resulting from any failure of PMC, in its capacity as Servicer, with respect to a breach of PMC’s obligations under any Servicing Contract.

(b) If any case or other proceeding (including, without limitation, any governmental investigation) shall be instituted involving any Indemnified Party, such Indemnified Party shall promptly notify the person against whom such indemnity may be sought (hereinafter called the “Indemnifying Party”) in writing; provided, however, that the failure so to notify shall not relieve the Indemnifying Party from any liability that it may have to an Indemnified Party except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure and; provided further, that the failure to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability that it may have to an Indemnified Party other than under Section 8(a) above. In case any such action is brought against any Indemnified Party and it notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein and, to the extent that it may wish, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party will not be liable to such Indemnified Party under this Section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the retention of such counsel or the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, (ii) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel, or (iii) the Indemnifying Party fails to retain counsel as provided in the preceding sentence. It is understood that the Indemnifying Party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to its own counsel and any local counsel) for all such Indemnified Parties, and all such fees and expenses shall be reimbursed as they are incurred. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent (not to be unreasonably withheld), but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding and does not include any statement as to, or any admission of, fault, culpability or a failure to act by or on behalf of any Indemnified Party.

(c) EXCEPT AS EXPRESSLY SET FORTH ABOVE, THE RIGHTS OF AN INDEMNIFIED PARTY TO BE INDEMNIFIED AND HELD HARMLESS UNDER THE CIRCUMSTANCES CONTEMPLATED IN THIS SECTION 8 SHALL NOT BE NEGATED BY THE REASON OF THE FACT THAT SUCH INDEMNIFIED PARTY MAY HAVE BEEN NEGLIGENT IN ANY RESPECT AND TO ANY DEGREE UNDER THE CIRCUMSTANCES OR MAY BE SUBJECT TO STRICT LIABILITY UNDER APPLICABLE LAW.

(d) The obligations of the Transaction Parties under this Section shall be in addition to any liability which the Transaction Parties may otherwise have under the Transaction Documents; provided, however, that the Transaction Parties shall not be obligated to pay amounts that are otherwise duplicative of amounts paid pursuant to the Transaction Documents.

(e) Each Transaction Party shall notify the Administrative Agent if any claim for indemnification or contribution is made against such Person by the Indenture Trustee or any Holder of Notes (other than the Purchased Note) issued pursuant to the Indenture.

(f) Each Support Party shall be entitled to receive additional payments and indemnification pursuant to this Section 8 as though it were a Purchaser and such Section applied to its interest in or commitment to acquire an interest in the Purchased Note; provided, however, that the Transaction Parties shall not be obligated to pay amounts to Support Parties that are otherwise duplicative of amounts paid to the applicable Purchaser pursuant to the Transaction Documents and this Agreement. As of the date hereof, the only Support Party is Barclays Bank PLC. The Conduit Purchaser agrees to promptly notify the Administrative Agent of the addition of any additional Support Party after the date hereof. For purposes of this paragraph (f), the following terms shall have the following meanings:

“Support Facility” shall mean any liquidity or credit support agreement in favor of the Conduit Purchaser which relates to this Agreement, the Purchased Note held by or on behalf of the Conduit Purchaser and the other Transaction Documents (including any agreement to purchase an assignment of or participation in the Conduit Purchaser’s interest in such Purchased Note).

“Support Party” shall mean any bank, insurance company or other financial institution or Person extending or having a commitment to extend funds to or for the account of the Conduit Purchaser (including by agreement to purchase an assignment of, or participation in, the Purchased Note held by or on behalf of the Conduit Purchaser) under a Support Facility. Barclays Bank PLC shall be deemed to be a Support Party for the Conduit Purchaser.

Section 9. Administrative Agent.

(a) Authorization and Action.

(i) The Purchaser hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The provisions of this Section 9 are solely for the benefit of the Administrative Agent and the Purchaser. None of the Transaction Parties shall have any rights as a third-party beneficiary or otherwise under any of the provisions hereof. In performing its functions and duties hereunder, the Administrative Agent shall act solely as the agent for the Purchaser and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for any Transaction Party, any other Holder of the Purchased Note or any of their respective successors and assigns.

(ii) The Administrative Agent shall distribute all amounts received or acquired by it hereunder on behalf of the Purchaser to the Purchaser in accordance with the terms of this Agreement, the Transaction Documents and the documents and agreements governing the Purchaser’s securitization program.

(iii) The Administrative Agent agrees that, upon the direction of the Purchaser, it will request any notice, report or other document from any Transaction Party that it is entitled to request pursuant to the terms of this Agreement or any Transaction Document.

(b) Agent’s Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or the Administrative Agent under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Administrative Agent: (i) may consult with legal counsel (including counsel for any Transaction Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (ii) makes no warranty or representation to the Purchaser and shall not be responsible to the Purchaser for any statements, warranties or representations made in or in connection with this Agreement; (iii) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement on the part of any Transaction or to inspect the property (including the books and records) of any Transaction Party; (iv) shall not be responsible to the Purchaser for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto; and (v) shall incur no liability under or in respect of this Agreement by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by telex) believed by it to be genuine and signed or sent by the proper party or parties.

(c) Agent and Affiliates. With respect to any interest in the Purchased Note held by the Administrative Agent, the Administrative Agent shall have the same rights and powers under this Agreement as would the Purchaser if it were holding such interest and may exercise the same as though such Person were not the Administrative Agent hereunder. The Administrative Agent and its respective Affiliates may engage in any kind of business with any Transaction Party, any of their respective Affiliates and any Person who may do business with or own the Purchased Note of any Transaction Party or any of their respective Affiliates, all as if such Person was not the Administrative Agent and without any duty to account therefor to the Purchaser.

(d) Purchase Decision. The Purchaser acknowledges that it has, independently and without reliance upon the Administrative Agent or any of its Affiliates, and based on such documents and information as it has deemed appropriate, made its own evaluation and decision to enter into this Agreement and, if it so determines, to purchase the Purchased Note hereunder. The Purchaser also acknowledges that it will, independently and without reliance upon the Administrative Agent or any of its Affiliates, and based on such documents and information as it shall deem appropriate at the time, continue to make its own decisions in taking or not taking action under this Agreement.

(e) Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

(f) Successor Agents. Subject to the terms and provisions of the Consent, the Administrative Agent may, upon thirty (30) days’ notice to each party hereto, resign as Administrative Agent. If any such party shall resign as Administrative Agent under this Agreement, then, the Purchaser, during such thirty-day period, shall appoint a successor agent, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent and references herein to the Administrative Agent shall mean such successor agent, effective upon its appointment; and such former Administrative Agent’s rights, powers and duties in such capacity shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement. After any retiring Administrative Agent’s resignation hereunder as such agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

Section 10. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Purchaser and the Transaction Parties and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those Persons, except as provided in Section 8 with respect to partners, directors, officers, employees, agents and controlling persons of the Administrative Agent. Nothing in this Agreement is intended or shall be construed to give any Person, other than the Persons referred to in this Section 10, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

Section 11. Expenses.

(a) The Issuer agrees with the Administrative Agent to pay, out of the net proceeds of the Purchased Note, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of such Purchased Note and any taxes payable in that connection; (ii) the costs of reproducing and distributing each of the Transaction Documents; (iii) the costs incident to the preparation and delivery of the notes evidencing such Purchased Note payable upon issuance of such Purchased Note; (iv) the reasonable fees and expenses of counsel for the Administrative Agent and the Purchaser; (v) Reserved; (vi) the reasonable fees and expenses of the Indenture Trustee and any paying agent (including related fees and expenses of any counsel to such parties) to the extent that such amounts are not otherwise paid pursuant to the Indenture; and (vii) all other reasonable costs and expenses incident to the performance of the obligations of the Issuer under this Agreement which are not otherwise specifically provided for in this Section 11.

(b) PMC agrees if (A) this Agreement shall have been terminated prior to the issuance and delivery of the Purchased Note or (B) the Issuer shall fail to tender the Purchased Note for delivery to the Administrative Agent for any reason permitted under this Agreement, then, in any such event, PMC shall pay all costs and expenses referred to in the immediately preceding Section 11(a) and shall reimburse the Administrative Agent and the Purchaser for such out-of-pocket expenses (including, without limitation, the reasonable fees and expenses of counsel) as shall have been reasonably incurred by the Administrative Agent and the Purchaser in connection with this Agreement, the Transaction Documents and the proposed purchase of the Purchased Note. Such reimbursement shall include, without limitation, the cost of funds incurred by the Administrative Agent and/or the Purchaser in order to make payment to the Issuer for the Purchased Note in same-day funds.

Section 12. Acknowledgement and Consent to Bail-In.

(a) Notwithstanding anything to the contrary in this Agreement, any other Transaction Documents or in any other agreement, arrangement or understanding among the parties to the Transaction Documents, each party to the Transaction Documents, the Administrative Agent and the Purchaser hereby acknowledges that any liability of Administrative Agent or Purchaser arising under this Agreement or any other Transaction Documents, to the extent such liability is unsecured, may be subject to Bail-In Action and agrees and consents to, and acknowledges and agrees to be bound by:

(i) the effects of any Bail-In Action on any such liability, including, if applicable and without limitation:

(1) a reduction in full or in part or cancellation of any such liability;

(2) a conversion of all, or a portion of, such liability into shares or other instruments of ownership that may be issued to or otherwise conferred on such party, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Transaction Document; and

(3) a variation of any term of this Agreement or any other Transaction Document to the extent necessary to give effect to Bail-In Action in relation to any such liability.

Section 13. Miscellaneous.

(a) This Agreement shall become effective as of the date set forth above and, except as otherwise provided herein, shall continue in effect until the all amounts due hereunder and under the Indenture in respect of the Purchased Note shall have been paid in full, or such other date as may be mutually agreed upon by the Administrative Agent, the Purchaser, PMC, the Depositor and the Issuer.

(b) The indemnity and contribution agreements contained in Section 8, all of the representations and warranties of the parties contained herein, and the covenants and agreements of the parties set forth at Sections 4 and 5 of this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Administrative Agent, the Purchaser, PMC, the Depositor or the Issuer or any person controlling the Administrative Agent, the Purchaser, PMC, the Depositor or the Issuer and (iii) payment for and delivery of the Purchased Note.

(c) Prior to delivery of the Purchased Note, this Agreement shall be subject to termination in the Administrative Agent’s absolute discretion, by notice given to PMC, the Depositor or the Issuer after the execution and delivery of this Agreement if any of the events described in Section 7(g) shall have occurred or since the Effective Date there has been any material adverse change in the general affairs, business, properties, key personnel, capitalization, condition (financial or otherwise) or results of operation of any of the Transaction Parties except for matters disclosed in the information and materials delivered to the Administrative Agent as described in Section 7(b) above.

(d) All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed, delivered or telecopied and confirmed to the Purchaser at the following address:

Barclays Bank PLC, as Purchaser

745 Seventh Avenue

New York, New York 10019

Attention: Siddharth Kaundinya

Telephone: (212) 526-8177

Sheffield Receivables Company LLC

c/o Barclays Bank PLC

745 Seventh Avenue

New York, New York 10019

Attention: Siddharth Kaundinya

Telephone: (212) 526-8177

if to the Administrative Agent, shall be mailed, delivered or telecopied and confirmed to the Administrative Agent at the following address:

Barclays Bank PLC, as Administrative Agent

745 Seventh Avenue

New York, New York 10019

Attention: Siddharth Kaundinya

Telephone: (212) 526-8177

if to the Administrator, shall be mailed, delivered or telecopied and confirmed to the Administrator at the following addresses:

PennyMac Corp., as Administrator on behalf of PMT ISSUER TRUST – FHLMC SAF

3043 Townsgate Road

Westlake Village, CA 91361

Attention: Pamela Marsh/Josh Smith

Email: pamela.marsh@pnmac.com; josh.smith@pnmac.com

if to PMC, shall be mailed, delivered or telecopied and confirmed to PMC at the following addresses:

PennyMac Corp.

3043 Townsgate Road

Westlake Village, CA 91361

Attention: Pamela Marsh/Josh Smith

Email: pamela.marsh@pnmac.com; josh.smith@pnmac.com

if to the Depositor, shall be mailed, delivered or telecopied and confirmed to the Depositor at the following addresses:

PMT SAF Funding, LLC

c/o PennyMac Corp.

3043 Townsgate Road

Westlake Village, CA 91361

Attention: Pamela Marsh/Josh Smith

Email: pamela.marsh@pnmac.com; josh.smith@pnmac.com

if to the Issuer, shall be mailed or delivered or telecopied and confirmed to the Issuer at the following address:

PennyMac Corp., as Administrator on behalf of PMT ISSUER TRUST – FHLMC SAF

3043 Townsgate Road

Westlake Village, CA 91361

Attention: Pamela Marsh/Josh Smith

Email: pamela.marsh@pnmac.com; josh.smith@pnmac.com

With a copy to:

Wilmington Savings Fund Society, FSB, as Owner Trustee

500 Delaware Avenue, 11th Floor

Wilmington, DE 19802

Attention: Corporate Trust Administration PMT ISSUER TRUST – FHLMC SAF

Email: SLim@wsfsbank.com

Telephone: 302-573 3245

(e) Notwithstanding anything in this Agreement or any other related document to the contrary, each of the parties hereto agrees that Information (defined below) may be disclosed (i) to its Affiliates and its and their respective directors, officers, employees, consultants and representatives, including accountants, legal counsel and other advisors who have a need to know such Information in connection with the transaction contemplated by this Agreement; provided that Sheffield may disclose Information, in addition to the parties already listed in this Section 13(e)(i), to dealers and investors or potential dealers and potential investors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (ii) to the extent requested by any regulatory authority, (iii) to the extent required by applicable laws or regulations or by any subpoena or similar legal process or to the extent a party determines such Information is required to be disclosed in any filing with the Securities and Exchange Commission, in each case with prior notice to PMC, the Depositor or the Issuer to the extent legally permissible, (v) to any other party to this Agreement, (vi) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other related document or the enforcement of rights hereunder or thereunder, (vii) to any rating agency that may rate the commercial paper notes of the Conduit Purchaser, (viii) to any liquidity provider, any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement and any third-party provider of credit enhancement in respect of the Purchased Note, (ix) with the consent of the party providing such Information, or (x) to the extent such Information (A) becomes publicly available other than as a result of a breach of this Section 13, (B) was already or becomes available to such party on a nonconfidential basis from a source other than the provider of the Information, or (C) is independently developed or conceived by or on behalf of such party without use of or reference to the Information. For the purposes hereof, “Information” means (a) all information received from PMC, the Depositor or the Issuer relating to PMC or its business, the Depositor or its business or the Issuer or its business, other than any such information that was available to the party to this agreement receiving such information on a nonconfidential basis prior to disclosure by PMC, the Depositor or the Issuer; and (b) any other information obtained as a result of being a party hereto, to any related documents or to any of the transactions contemplated hereby or thereby (including, without limitation, the contents of any summary of indicative terms and conditions with respect to such transactions, any information which is marked “confidential,” the provisions of this Agreement and any of the other related documents and any other information regarding the Administrative Agent’s administration of the commercial paper program of the Purchaser). Without limiting the generality of the foregoing, the Indenture Trustee shall not disclose Information to any of its Affiliates or any of their respective directors, officers, employees and agents, that may provide any servicer advance financing to PMC, the Depositor, the Issuer or any of their Affiliates.

(f) Each of PMC, the Depositor and the Issuer hereby agrees that it shall not institute or join against the Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and a day after the latest maturing commercial paper note, medium term note or other debt security issued by the Purchaser is paid but such covenant shall not preclude any of them from filing a proof of claim in any such proceeding.

(g) No recourse may be taken, directly or indirectly, with respect to the obligations of the Issuer under this Agreement or any certificate or other writing delivered in connection herewith or therewith, against (1) any owner of a beneficial interest in the Issuer or (2) any holder of a beneficial interest in the Issuer in its individual capacity, except as any such Person may have expressly agreed. Notwithstanding any other terms of this Agreement, the Purchased Note, any other Transaction Documents or otherwise, the obligations of the Issuer under the Purchased Note, the Indenture, this Agreement and each other Transaction Document to which it is a party are limited recourse obligations of the Issuer, payable solely from the Trust Estate, and following realization of the Trust Estate and application of the proceeds thereof in accordance with the terms of the Indenture, none of the Noteholders, the Indenture Trustee or any of the other parties to the Transaction Documents shall be entitled to take any further steps to recover any sums due but still unpaid hereunder or thereunder, all claims in respect of which shall be extinguished and shall not thereafter revive. No recourse shall be had for the payment of any amount owing in respect of the Purchased Note, the Indenture or this Agreement or for any action or inaction of the Issuer against any Officer, director, employee, shareholder, stockholder or incorporator of the Issuer or any of their successors or assigns for any amounts payable under the Purchased Note or this Agreement. It is understood that the foregoing provisions of this Section 13(g) shall not (i) prevent recourse to the Trust Estate for the sums due or to become due under any security, instrument or agreement which is part of the Trust Estate or (ii) save as specifically provided therein, constitute a waiver, release or discharge of any indebtedness or obligation evidenced by the Purchased Note or secured by the Indenture. It is further understood that the foregoing provisions of this Section 13(g) shall not limit the right of any Person, to name the Issuer as a party defendant in any proceeding or in the exercise of any other remedy under the Purchased Note or this Agreement, so long as no judgment in the nature of a deficiency judgment or seeking personal liability shall be asked for or (if obtained) enforced against any such Person or entity.

(h) Each of the Purchaser and the Administrative Agent hereby agrees that it shall not institute or join against the Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and a day after the latest maturing commercial paper note, medium term note or other debt security issued by the Purchaser is paid but such covenant shall not preclude any of them from filing a proof of claim in any such proceeding.

(i) THIS AGREEMENT AND ANY CLAIM CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO OR IN CONNECTION WITH THIS AGREEMENT, THE RELATIONSHIP OF THE PARTIES HERETO, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

(j) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN AN LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(k) This Agreement may be executed in one or more counterparts (which may include counterparts delivered by telecopier or other electronic means) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. This Agreement shall be valid, binding, and enforceable against a party when executed and delivered by an authorized individual on behalf of the party by means of (i) an original manual signature; (ii) a faxed, scanned, or photocopied manual signature, or (iii) any other electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including any relevant provisions of the Uniform Commercial Code, in each case to the extent applicable. Each faxed, scanned, or photocopied manual signature, or electronic signature, shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any other party and shall have no duty to investigate, confirm of otherwise verify the validity or authenticity thereof.

(l) No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by each party hereto.

(m) The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(n) The Issuer acknowledges and agrees that the relationship between itself and the Purchaser is an arm’s-length commercial relationship that creates no fiduciary duty on the part of the Purchaser and each party expressly disclaims any fiduciary relationship.

(o) Each party to this Agreement (i) acknowledges and agrees that it is the intent of the parties to this Agreement that for all purposes, including federal, state and local income, single business and franchise tax purposes, the Purchased Note will be treated as evidence of indebtedness secured by the Receivables and proceeds thereof and the trust created under the Indenture will not be characterized as an association (or publicly traded partnership or taxable mortgage pool) taxable as a corporation, (ii) agrees to treat the Purchased Note for federal, state and local income and franchise tax purposes as indebtedness and (iii) agrees that the provisions of all Transaction Documents shall be construed to further these intentions of the parties.

(p) [Reserved]

(q) The Purchaser hereby agrees that it will not assign any of its interests in the Purchased Note to any party other than an affiliate of the Purchaser without the express written consent of PMC and the Issuer.

Section 14. Credit Risk Retention.

(a) PMC will comply with all legal requirements arising under the CRR Rules that are imposed on the sponsor of the transactions contemplated hereby and the other Transaction Documents (the “VFN Transaction”).

(b) PMC is solely responsible for compliance with the disclosure requirements of Section 5(k) of the CRR Rules, including (i) preparing and delivering the disclosure required by Section 5(k)(1)(i) of the CRR Rules, (ii) if any disclosure is required after August 10, 2023 preparing and delivering the disclosure required by Section 5(k)(1)(ii) of the CRR Rules, and (iii) retaining such disclosures in conformity with Section 5(k)(3) of the CRR Rules.

(c) In furtherance of the foregoing, PMC represents and warrants to Barclays Bank PLC and Sheffield (as of August 10, 2023 and as of each Monthly Compliance Date) and covenants, as applicable, as follows:

(i) PMC is (A) the “sponsor” thereof and (B) the appropriate entity to fulfill the legal requirements imposed on the sponsor of the transactions contemplated hereby and the other Transaction Documents under the CRR Rules.

(ii) PMC, or a wholly-owned affiliate (as such term is defined in CRR Rules, a “WOA”) of PMC, holds and maintains, and will continue to hold and maintain, a seller’s interest of not less than 5 percent of the aggregate unpaid principal balance of all outstanding investor ABS interests in the Issuer (such seller’s interest, the “Retained Interest”).

(iii) PMC or a WOA will hold the Retained Interest for the duration required in Section 5(c)(4)(i) of the CRR Rules.

(iv) Neither PMC nor any WOA has engaged or will engage in any activities that would constitute impermissible hedging, transfer or financing of the Retained Interest as prohibited by the CRR Rules.

(v) If the Collateral Test is not satisfied as of any Monthly Compliance Date, the amount of the Retained Interest will be redetermined in conformity with Section 5(c)(4)(ii) of the CRR Rules as of the final day of any applicable grace or cure period contemplated in clause (iv) of the definition of “Facility Early Amortization Event” set forth in the Indenture.

(b) The following capitalized terms in this Section 14 shall be defined as follows:

“CRR Rules” means the joint final rules implementing the credit risk retention requirements of Section 15G of the Exchange Act.

“Monthly Compliance Date” means the close of business on the Determination Date in respect of each Payment Date. The Monthly Compliance Date shall be deemed to be the monthly seller’s interest determination date for purposes of Section 5(c)(4)(i) of the CRR Rules.

Section 15. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that Barclays Bank PLC (“Barclays”) or the Conduit Purchaser is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from Barclays or the Conduit Purchaser of the Indenture, the Indenture Supplement, this Agreement or any other Transaction Document, and any interest and obligation in or under the Indenture, the Indenture Supplement, this Agreement or any other Transaction Document, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Indenture, the Indenture Supplement, this Agreement or any other Transaction Document, as applicable, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that Barclays or the Conduit Purchaser is a Covered Entity or a BHC Act Affiliate of Barclays or the Conduit Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Indenture, the Indenture Supplement, this Agreement or any other Transaction Document that may be exercised against Barclays or the Conduit Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Indenture, the Indenture Supplement, this Agreement or any other Transaction Document, as applicable, were governed by the laws of the United States or a state of the United States.

(c) For purposes of this Section 15, the following terms have the following meanings:

(i) “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

(ii) “Covered Entity” means any of the following:

(1) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(2) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(3) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii) “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable

(iv) “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 16. Owner Trustee Limitation of Liability.

It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Savings Fund Society, FSB (“WSFS”), not individually or personally but solely as trustee of the Issuer, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, warranties, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, warranties, undertakings and agreements by WSFS but is made and intended for the purpose of binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on WSFS individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto, (d) WSFS has made no investigation as to the accuracy or completeness of any representations and warranties made by the Issuer in this Indenture, (e) under no circumstances shall WSFS be personally liable for the payment of any indebtedness, purchase price, indemnities or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related documents and (f) WSFS shall have the rights, indemnities, privileges, and immunities hereunder as are set forth in the trust agreement of the Issuer.

[SIGNATURE PAGES FOLLOW]

Accepted and agreed to on the date first above written:

BARCLAYS BANK PLC, as Committed Purchaser

By:	/s/ Siddharth Kaundinya
Name:	Siddharth Kaundinya
Title:	Director

SHEFFIELD RECEIVABLES COMPANY LLC, as Conduit Purchaser

By:	/s/ Charlie Siew
Name:	Charlie Siew
Title:	Director

[SIGNATURES CONTINUE]

[Signature page to the PMT ISSUER TRUST – FHLMC SAF Variable Funding Note Purchase Agreement]

BARCLAYS BANK PLC, as Administrative Agent and Conduit Administrative Agent

By:	/s/ Siddharth Kaundinya
Name:	Siddharth Kaundinya
Title:	Director

[SIGNATURES CONTINUE]

[Signature page to the PMT ISSUER TRUST – FHLMC SAF Variable Funding Note Purchase Agreement]

ACKNOWLEDGED AND AGREED TO BY:

CITIBANK, N.A., as Indenture Trustee

By:	/s/ Valerie Delgado
Name:	Valerie Delgado
Title:	Senior Trust Officer

[SIGNATURES CONTINUE]

[Signature page to the PMT ISSUER TRUST – FHLMC SAF Variable Funding Note Purchase Agreement]

PENNYMAC CORP., as Servicer and as Administrator

By:	/s/ Pamela Marsh
Name:	Pamela Marsh
Title:	Senior Managing Director and Treasurer

[SIGNATURES CONTINUE]

[Signature page to the PMT ISSUER TRUST – FHLMC SAF Variable Funding Note Purchase Agreement]

PMT ISSUER TRUST – FHLMC SAF, as Issuer

By: Wilmington Savings Fund Society, FSB, not in its individual capacity but solely as Owner Trustee

By:	/s/ Mark H. Brzoska
Name: Mark H. Brzoska
Title: Vice President

[SIGNATURES CONTINUE]

[Signature page to the PMT ISSUER TRUST – FHLMC SAF Variable Funding Note Purchase Agreement]

PMT SAF FUNDING, LLC, as Depositor

By:	/s/ Pamela Marsh
Name: Pamela Marsh
Title: Senior Managing Director and Treasurer

[Signature page to the PMT ISSUER TRUST – FHLMC SAF Variable Funding Note Purchase Agreement]